EXHIBIT 24

POWER OF ATTORNEY

                 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DENNIS E. O’REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-3 and any and all amendments (including post-effective amendments) and supplements thereto to be filed by Conexant Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), resales of shares of Common Stock, par value $.01 per share, of the Company (including the associated preferred share purchase rights, the “Company Common Stock”) delivered by the Company to shareholders of Amphion Semiconductor Limited, a Northern Ireland company, in connection with the acquisition of all outstanding shares of Amphion by the Company and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ DWIGHT W. DECKER Dwight W. Decker	Chairman of the Board of Directors	August 19, 2004
/s/ ARMANDO GEDAY Armando Geday	Chief Executive Officer (principal executive officer) and Director	August 19, 2004

Signature	Title	Date
/s/ DONALD R. BEALL Donald R. Beall	Director	August 19, 2004
/s/ STEVEN J. BILODEAU Steven J. Bilodeau	Director	August 19, 2004
/s/ RALPH J. CICERONE Ralph J. Cicerone	Director	August 19, 2004
/s/ DIPANJAN DEB Dipanjan Deb	Director	August 19, 2004
/s/ F. CRAIG FARRILL F. Craig Farrill	Director	August 19, 2004
/s/ BALAKRISHNAN S. IYER Balakrishnan S. Iyer	Director	August 19, 2004
/s/ JOHN W. MARREN John W. Marren	Director	August 19, 2004
/s/ D. SCOTT MERCER D. Scott Mercer	Director	August 19, 2004
/s/ JERRE L. STEAD Jerre L. Stead	Director	August 19, 2004
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Signature	Title	Date
/s/ GIUSEPPE P. ZOCCO Giuseppe P. Zocco	Director	August 19, 2004
/s/ J. SCOTT BLOUIN J. Scott Blouin	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	August 19, 2004

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